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                                 EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT


1.       United Dental Care of Texas, Inc., a Texas corporation.

2. UDC Ohio, Inc. d/b/a United Dental Care of Ohio, Inc., an Ohio corporation.

3.       United Dental Care of Pennsylvania, Inc., a Pennsylvania corporation.

4.       United Dental Care of Missouri, Inc., a Missouri corporation.

5. United Dental Care of North Carolina, Inc., a North Carolina corporation.

6.       UDC Services, Inc., a Delaware corporation.

7. UDC Dental California, Inc. d/b/a United Dental Care of California, a California corporation.

8.       United Dental Care Insurance Company, an Arizona corporation.

9.       United Dental Care of New Mexico, Inc., a New Mexico corporation.

10.      United Dental Care of Colorado, Inc., a Colorado corporation.

11.      United Dental Care of Arizona, Inc., an Arizona corporation.

12.      United Dental Care of Indiana, Inc., an Indiana corporation.

13. United Dental Care, Inc. d/b/a United Dental Care of Iowa, Inc. and United Dental Care of Minnesota, Inc., a Washington corporation.

14.      United Dental Care of Nebraska, Inc., a Nebraska corporation.

15. UDC Preferred, Inc., d/b/a UDC Network Management, Inc., an Arizona corporation.

16.      United Dental Care of Utah, Inc., a Utah corporation.

17.      Associated Health Plans, Inc., an Arizona corporation.

18.      Associated Companies, Inc., an Arizona corporation.